Bahia Vista Estates - Florida

SUN
Sun Communities, Inc.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOURTH QUARTER 2021

Cider Mill Crossings - Michigan

Sun Outdoors
Old Orchard Beach - Maine

Blue Water Beach - Utah

NEWS RELEASE
February 21, 2022

Sun Communities, Inc. Reports 2021 Fourth Quarter Results and 2022 Guidance

Southfield, Michigan, February 21, 2022 – Sun Communities, Inc. (NYSE: SUI) (the "Company"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") communities, recreational vehicle ("RV") resorts and marinas (collectively, the "properties"), today reported its fourth quarter results for 2021.

Financial Results for the Quarter and Year Ended December 31, 2021

For the quarter ended December 31, 2021, total revenues increased by $158.2 million, or 41.2 percent, to $542.4 million compared to approximately $384.3 million for the same period in 2020. Net income attributable to common stockholders increased by $5.2 million, or 69.1 percent, to $12.8 million, or $0.11 per diluted common share, compared to net income attributable to common stockholders of $7.6 million, or $0.07 per diluted common share, for the same period in 2020.

For the year ended December 31, 2021, total revenues increased by $874.3 million, or 62.5 percent, to approximately $2.3 billion compared to $1.4 billion for the same period in 2020. Net income attributable to common stockholders increased by $248.5 million, or 188.8 percent, to $380.2 million, or $3.36 per diluted common share, compared to net income attributable to common stockholders of $131.6 million, or $1.34 per diluted common share, for the same period in 2020.

Non-GAAP Financial Measures and Portfolio Performance

•Core Funds from Operations ("Core FFO")(1) for the quarter ended December 31, 2021, was $1.31 per diluted share and OP unit ("Share") as compared to $1.16 in the corresponding period in 2020, a 12.9 percent increase. Core FFO(1) for the year ended December 31, 2021, was $6.51 per Share as compared to $5.09 in the prior year, an increase of 27.9 percent.

•Same Community(2) Net Operating Income ("NOI")(1) increased by 8.4 percent and 11.2 percent for the quarter and year ended December 31, 2021, as compared to the corresponding period in 2020.

•Home Sales Volume increased 19.3 percent to 933 homes for the quarter ended December 31, 2021, as compared to 782 homes in the same period in 2020, and 42.6 percent to 4,088 homes for the year ended December 31, 2021, as compared to 2,866 homes in the same period in 2020.

•Acquisitions totaled $385.4 million during and subsequent to the quarter ended December 31, 2021, including 12 RV resorts and 7 marinas.

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"A strong fourth quarter concluded an incredibly productive year for Sun Communities, where we made meaningful progress in each of our internal and external growth initiatives," said Gary A. Shiffman, Chairman and CEO. "Robust demand for the attainable housing and outdoor experiences that Sun provides resulted in compelling organic growth, driving an 11.2 percent same community NOI increase for the year, further building on our demonstrated strength throughout the pandemic. We expanded our portfolio, completing $1.4 billion of high-quality acquisitions across manufactured housing communities, RV resorts and marinas and opened four new ground-up development properties. We also continued to grow our pipeline for future growth with land purchases for greenfield development and site expansions. We are particularly excited to be entering the UK market with our announced planned acquisition of Park Holidays, a leading holiday park platform with irreplaceable seaside communities. With a proven track record of execution, accretive growth and favorable tailwinds supporting ongoing demand, we are continuing to invest in our platform in order to realize additional opportunities of accelerated growth and create shareholder value for years to come."

OPERATING HIGHLIGHTS

Portfolio Occupancy

Total MH and annual RV occupancy was 97.4 percent at December 31, 2021 as compared to 97.3 percent at December 31, 2020, an increase of 10 basis points.

During the quarter ended December 31, 2021, MH and annual RV revenue producing sites increased by 810 sites as compared to an increase of 578 sites during the quarter ended December 31, 2020, a 40.1 percent increase.

During the year ended December 31, 2021, MH and annual RV revenue producing sites increased by 2,483 sites as compared to an increase of 2,505 sites during the year ended December 31, 2020.

Same Community(2) Results

For the 403 MH and RV properties owned and operated by the Company since January 1, 2020, the following table reflects the percentage increases, in total and by segment, for the quarter and year ended December 31, 2021:

	Quarter Ended December 31, 2021
	Total Same Community	MH	RV
Revenue	8.5%	5.5%	15.7%
Expense	8.7%	2.4%	17.5%
NOI	8.4%	6.7%	14.1%

	Year Ended December 31, 2021
	Total Same Community	MH	RV
Revenue	11.8%	5.7%	24.8%
Expense	13.1%	8.1%	19.4%
NOI	11.2%	4.9%	28.9%

Same Community adjusted occupancy(3) increased to 98.9 percent at December 31, 2021 from 97.5 percent at December 31, 2020, an increase of 140 basis points.

Home Sales

The following table reflects the home sales volume changes for the quarter and year ended December 31, 2021:

	Quarter Ended				Year Ended
	December 31, 2021	December 31, 2020	Change	% Change	December 31, 2021	December 31, 2020	Change	% Change
New home sales volume	149	156	(7)	(4.5)%	732	570	162	28.4%
Pre-owned home sales volume	784	626	158	25.2%	3,356	2,296	1,060	46.2%
Total home sales volume	933	782	151	19.3%	4,088	2,866	1,222	42.6%

Marina Results

Marina NOI was approximately $53.6 million and $212.2 million for the quarter and year ended December 31, 2021, respectively. Refer to page 15 for additional information regarding the marina portfolio operating results.

PORTFOLIO ACTIVITY

Acquisitions

During and subsequent to the quarter ended December 31, 2021, the Company acquired the following properties:

Property Name	Property Type	Sites, Wet Slips and Dry Storage Spaces	Development Sites	State / Province	Total Purchase Price (in millions)	Month Acquired
Beaver Brook Campground	RV	204	150	ME	$4.5	October
Emerald Coast	Marina	311	—	FL	52.0	November
Tall Pines Harbor Campground	RV	241	—	VA	10.5	November
Wells Beach Resort Campground	RV	231	—	ME	12.2	November
Port Royal	Marina	167	—	SC	20.5	November
Podickory Point	Marina	209	—	MD	3.2	December
Sunroad Marina (completion of August 2022 acquisition)	Marina	—	—	CA	30.2	December
Jellystone Park at Mammoth Cave	RV	315	—	KY	32.5	December
South Bay	Marina	333	—	CA	12.0	December
Wentworth by the Sea	Marina	155	—	NH	14.3	December
Rocky Mountain RV Park	RV	75	—	MT	12.5	December
Haas Lake RV Park Campground	RV	492	—	MI	20.0	December
Pearwood RV Resort	RV	144	—	TX	10.3	December
Holly Shores Camping Resort	RV	310	—	NJ	27.5	December
Pheasant Ridge RV Park	RV	130	—	OR	19.0	December
Coyote Ranch Resort	RV	165	165	TX	12.6	December
Jellystone Park at Whispering Pines	RV	131	—	TX	13.8	December
Hospitality Creek Campground	RV	230	—	NJ	15.6	December
Subtotal		3,843	315		$323.2

Acquisitions subsequent to quarter end
Harrison Yacht Yard	Marina	21	—	MD	$5.8	January
Outer Banks	Marina	196	—	NC	5.0	January
Jarrett Bay Boatworks	Marina	12	—	NC	51.4	February
Subtotal		229	—		$62.2

Total acquisitions		4,072	315		$385.4

During and subsequent to the year ended December 31, 2021, the Company acquired 56 properties totaling 16,045 sites, wet slips and dry storage spaces and 1,062 sites for expansion for a total purchase price of $1.5 billion.

During the quarter ended December 31, 2021, the Company entered into a definitive agreement to acquire Park Holidays UK ("Park Holidays"), an owner and operator of holiday communities in the United Kingdom, for £950.0 million, or approximately $1.3 billion. The Company anticipates that the closing of the Park Holidays acquisition (the "Park Holidays Acquisition") will occur in mid-March of 2022. The closing of the Park

Holidays Acquisition is subject to the receipt of a required regulatory approval. There can be no assurances as to the actual closing or timing of the closing.

During the quarter ended December 31, 2021, the Company acquired Leisure Systems, Inc. ("LSI") for a total purchase price of $23.0 million. LSI is the franchisor for the Jellystone Park™ system.

Development Activity

During the quarter ended December 31, 2021, the Company completed the construction of nearly 450 sites in six ground-up developments and over 250 expansion sites in three MH communities and three RV resorts.

During the year ended December 31, 2021, the Company completed the construction of over 1,030 sites in eight ground-up developments and re-developments, and nearly 580 expansion sites in six MH communities and five RV resorts.

During the quarter ended December 31, 2021, the Company acquired eight land parcels, which are located across the United States and the United Kingdom for the potential development of nearly 3,300 sites, for total consideration of $165.1 million.

During the year ended December 31, 2021, the Company acquired 11 land parcels, which are located across the United States and the United Kingdom, for the potential development of nearly 4,000 sites for total purchase price of $172.8 million.

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BALANCE SHEET, CAPITAL MARKETS ACTIVITY AND OTHER ITEMS

Debt

As of December 31, 2021, the Company had approximately $5.7 billion in debt outstanding. The weighted average interest rate was 3.0 percent and the weighted average maturity was 8.8 years. At December 31, 2021, the Company's net debt to trailing twelve month Recurring EBITDA(1) ratio was 5.7 times. The Company had $65.8 million of unrestricted cash on hand.

Senior Unsecured Notes

During the quarter ended December 31, 2021, Sun Communities Operating Limited Partnership ("SCOLP"), the Company's operating partnership, issued $450.0 million of senior unsecured notes with an interest rate of 2.3 percent and a seven-year term, due November 1, 2028 (the "2028 Notes"), and $150.0 million of senior unsecured notes with an interest rate of 2.7 percent, with a 10-year term, due July 15, 2031 (the "2031 Notes"). The 2031 Notes are additional notes of the same series as the $600.0 million aggregate principal amount of 2.7 percent Senior Notes which are due July 15, 2031 that SCOLP issued on June 28, 2021. The net proceeds from the offering were approximately $595.5 million after deducting underwriters' discounts and estimated offering expenses.

Amended Senior Credit Facility

The Company has obtained commitments from its lender group to amend, extend and upsize its senior credit facility simultaneously with, and conditioned on, the closing of the Park Holidays Acquisition. The proposed amendment (the "Proposed Loan Amendment") would provide for borrowings on the following terms:

•Up to an aggregate of $4.2 billion in total borrowings with the ability to upsize the total borrowings by an additional $800.0 million (subject to certain conditions), an increase from the existing total borrowing limit of $2.0 billion with the ability to upsize the total borrowings by an additional $1.0 billion (subject to certain conditions);
•A revolving loan facility of up to $3.05 billion, and a term loan facility of $1.15 billion, to fund the business of the Company and all its subsidiaries;
•The ability to draw funds from the combined facilities in U.S. dollars, British pounds, Euros, Canadian dollars and Australian dollars, subject to certain limitations;
•An extension of the maturity date of the revolving loan facility to the fifth anniversary of the date of the Proposed Loan Amendment, assuming the exercise of two six-month extension options;
•A maturity date for the term loan facility of the third anniversary of the date of the Proposed Loan Amendment; and
•Interest at a floating rate based on Term SOFR, the Adjusted Eurocurrency Rate, the Australian Bank Bill Swap Bid Rate (BBSY), the Daily SONIA Rate or the Canadian Dollar Offered Rate plus a margin which can range from 0.725 percent to 1.600 percent. As of February 18, 2022, the margin based on the Company's credit ratings would have been 0.850 percent on the proposed revolving loan facility and 0.950 percent on the proposed term loan facility.

The closing of the Proposed Loan Amendment is subject to, among other things, the completion of the Park Holidays Acquisition, the negotiation and execution of definitive documentation acceptable to the Company's lender group and customary closing contingencies. There can be no assurance that the Company will be able to successfully enter into the Proposed Loan Amendment on the terms described above or at all. If the Proposed Loan Amendment is not entered into, the Company may use its previously announced £950 million bridge loan commitment entered into in November 2021 to fund all or a portion of the purchase price for the Park Holidays Acquisition.

Equity Transaction

Public Equity Offerings

In November 2021, the Company entered into two forward sale agreements (the "November 2021 Forward Sale Agreements") relating to an underwritten registered public offering of 4,025,000 shares of the Company's common stock at a public offering price of $185.00 per share. The offering closed on November 18, 2021. The Company did not initially receive any proceeds from the sale of shares of its common stock by the forward purchaser or its affiliates. The Company intends to use the net proceeds, if any, received upon the future settlement of the November 2021 Forward Sale Agreements, which it expects to occur no later than November 18, 2022, to fund a portion of the total consideration for the Park Holidays Acquisition, to repay borrowings outstanding under its senior credit facility, to fund possible future acquisitions of properties and/or for working capital and general corporate purposes.

At the Market Offering

On December 17, 2021, the Company entered into an At the Market Offering Sales Agreement (the "Sales Agreement") with certain sales agents and forward sellers pursuant to which it may sell, from time to time, up to an aggregate gross sales price of $1.25 billion of its common stock. The sales agents and forward sellers are entitled to compensation in an agreed amount not to exceed 2.0 percent. Upon entering into the Sales Agreement, the Company simultaneously terminated the At the Market Offering Sales Agreement, dated June 4, 2021 (the "June 2021 Sales Agreement"), which the Company entered into in connection with a prior "at the market" offering program.

During the quarter ended December 31, 2021, the Company entered into forward sale agreements with respect to 1,712,709 shares of common stock under the June 2021 Sales Agreement for $335.1 million prior to the termination of the agreement. Year to date, the Company entered into forward sale agreements with respect to 1,820,109 shares of common stock for $356.5 million under the June 2021 Sales Agreement (the "ATM Forward Sale Agreements" and together with the November 2021 Forward Sale Agreements, the "Outstanding Forward Sale Agreements"). The ATM Forward Sale Agreements were not settled as of December 31, 2021, but the Company expects to settle them no later than September 2022. The Company intends to use the net proceeds, if any, received upon the future settlement of the ATM Forward Sale Agreements, to fund a portion of the total consideration for the Park Holidays Acquisition, to repay borrowings outstanding under its senior credit facility, to fund possible future acquisitions of properties and/or for working capital and general corporate purposes.

2022 Distributions

The Company's Board of Directors has approved setting the 2022 annual distribution rate at $3.52 per common share, an increase of $0.20, or 6.0 percent, over the current $3.32 per common share for 2021. This increase will begin with the first quarter distribution to be paid in April 2022. While the Board of Directors has adopted the new annual distribution policy, the amount of each quarterly distribution on the Company's common stock will be subject to approval by the Board of Directors.

2022 GUIDANCE

The estimates and assumptions presented below represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions completed through the date of this release, the expected contribution from the Park Holidays Acquisition, expected borrowings under the Proposed Loan Amendment and expected proceeds from the physical settlement of the Outstanding Forward Sale Agreements. These estimates exclude prospective acquisitions other than the Park Holidays Acquisition and prospective capital markets activity other than as described in the preceding sentence. The estimates and assumptions are forward-looking based on the Company's current assessment of economic and market conditions, are based in part on the assumptions described below under the caption Notes and Assumptions to 2022 Guidance and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

Earnings and Core FFO(1)

Net Income
Weighted average common shares outstanding (in millions)(a)	120.2
First quarter 2022, basic earnings per share	$0.12 - $0.16
Full year 2022, basic earnings per share	$2.70 - $2.86

Core FFO(1)
Weighted average common shares outstanding, fully diluted (in millions)(a)	126.0
First quarter 2022, Core FFO(1) per Share	$1.23 - $1.27
Full year 2022, Core FFO(1) per Share	$7.07 - $7.23

	1Q22	2Q22	3Q22	4Q22
Seasonality of Core FFO(1) per fully diluted Share	17.4%	27.5%	35.7%	19.4%
(a) Includes 5.8 million forward equity shares assumed to settle in mid-March 2022.

Basic earnings per share and Core FFO(1) per fully diluted share are calculated independently for each quarter; as a result, the sum of the quarters may differ from the annual calculation.

Total MH, RV and Marina Portfolio

Number of properties: 605

	2021 Actual (in millions)	2022E Change %
Income from real property (excluding transient revenue)	$1,318.4	10.1% - 10.5%
Transient revenue	281.4	20.5% - 21.5%
Income from real property	$1,599.8	11.9% - 12.4%
Property operating and maintenance	522.9	13.5% - 13.9%
Real estate taxes	94.8	11.3% - 11.8%
Total property operating expenses	$617.7	13.1% - 13.6%
Net operating income(1)	$982.1	10.9% - 11.9%

Same Property(2) Portfolio(a)

Number of properties: 529

	MH and RV (428 properties)		Marina (101 properties)
	2021 Actual (in millions)	2022E Change %	2021 Actual (in millions)	2022E Change %
Income from real property(b)	$1,179.6	6.6% - 6.9%	$231.2	5.3% - 6.0%
Total property operating expenses(b)(c)	382.5	7.2% - 7.8%	99.0	4.0% - 4.4%
Net operating income(1)	$797.1	6.0% - 6.8%	$132.2	6.0% - 7.4%
(a) The amounts in the table reflect constant currency, as Canadian currency figures included within the 2021 actual amounts have been translated at the assumed exchange rate used for 2022 guidance.
(b) MH and RV Same Property results net $72.0 million and $76.2 million of utility revenue against the related utility expense in property operating expenses for 2021 and 2022 guidance, respectively. Marina Same Property results net $11.1 million and $11.3 million of utility revenue against the related utility expense in property operating and maintenance expenses for 2021 and 2022 guidance, respectively.
(c) For 2021, MH and RV Same Property total property operating expenses exclude $2.8 million of expense incurred for recently acquired properties to bring the properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.

For the first quarter 2022, Same Property MH and RV NOI(1) growth is expected to be 5.4% - 6.2% and Same Property Marina NOI(1) growth is expected to be 2.6% - 4.1%.

	1Q22	2Q22	3Q22	4Q22
Same Property NOI(1) Seasonality
MH	25.0%	24.8%	24.8%	25.4%
RV	16.7%	26.0%	38.9%	18.4%
Marina	18.2%	27.3%	30.7%	23.8%

Weighted average monthly rental rate increase
MH				4.0% - 4.2%
RV				5.7% - 5.9%
MH and RV				4.4% - 4.6%

Total Company Supplementary Information(a):

	2021 Actual (in millions)	2022E Change %
Service, retail, dining and entertainment revenues, net	$64.5	19.6% - 24.7%
Home sales contribution to Core FFO(1)(b), net of home selling expenses	$13.9	(42.6)% - (39.5)%
Interest income	$12.2	68.2% - 72.5%
Brokerage commissions and other revenues, net, and income from nonconsolidated affiliates	$30.1	(10.2)% - (7.9)%
General and administrative expenses	$181.2	27.4% - 30.1%

2022E
Increase in revenue producing sites	2,500 - 2,800

New home sales volume	650 - 750
Pre-owned home sales volume	2,200 - 2,400

Newly built ground-up and expansion sites	1,600 - 2,000
(a) Total Company supplementary information excludes Park Holidays.
(b) Includes gross profit from new and certain pre-owned home sales. Gross profit from pre-owned home sales of depreciated rental homes is excluded.

Notes and Assumptions to 2022 Guidance:

Inclusion of Acquisitions

The foregoing guidance, except as otherwise noted, includes:
•Expected contributions from $62.2 million of property acquisitions completed in 2022 through the date of this release; and
•Expected contribution from the Park Holidays Acquisition.

Park Holidays Acquisition Assumptions

The foregoing guidance assumes:
•The Park Holidays Acquisition closes in mid-March 2022;
•Estimated contribution of $99.5 - $104.6 million of EBITDA, inclusive of $29.1 - $30.5 million of general and administrative expenses;
•Estimated income tax expense of $20.6 - $21.3 million;
•The Outstanding Forward Sale Agreements are physically settled in mid-March 2022 and the Company receives net proceeds from such settlement of approximately $1.06 billion, which is used to pay down the Company's senior credit facility; and
•The Proposed Loan Amendment is completed in mid-March 2022 and on that date the Company borrows approximately $1.3 billion in British pounds to fund the purchase price for the Park Holidays Acquisition.

The table below shows Park Holidays' full year EBITDA seasonality if the transaction had closed on January 1, 2022:

	1Q22	2Q22	3Q22	4Q22
Seasonality of Park Holidays	6.7%	31.6%	49.9%	11.8%

Actual future events may not coincide with the foregoing assumptions and other key assumptions relating to the 2022 guidance. Without limiting the foregoing or the matters described under the caption Cautionary Statement Regarding Forward-Looking Statements below, in particular:
•The closing of the Park Holidays Acquisition is subject to the receipt of a required regulatory approval and there can be no assurances as to the actual closing or timing of the closing;
•The closing of the Proposed Loan Amendment is subject to, among other things, the completion of the Park Holidays Acquisition, the negotiation and execution of definitive documentation acceptable to the Company's lender group, and customary closing contingencies. There can be no assurance that the Company will be able to successfully enter into the Proposed Loan Amendment on the terms described in this document or at all; and
•The proceeds to the Company from the settlement of the Outstanding Forward Sale Agreements may be less than the amount assumed above.

If any assumptions relating to the 2022 guidance prove to be incorrect, the foregoing estimates may differ materially from actual results.
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EARNINGS CONFERENCE CALL

A conference call to discuss fourth quarter results will be held on Tuesday, February 22, 2022 at 11:00 A.M. (ET). To participate, call toll-free (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through March 8, 2022 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13725426. The conference call will be available live on Sun Communities' website located at www.suncommunities.com. The replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of December 31, 2021, owned, operated, or had an interest in a portfolio of 602 developed MH, RV and marina properties comprising over 159,000 developed sites and over 45,000 wet slips and dry storage spaces in 39 states, Canada and Puerto Rico.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in or incorporated herein, some of which are beyond the Company's control. These risks, uncertainties and other factors may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and in the Company's other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include but are not limited to:

•Outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations;
•Changes in general economic conditions, the real estate industry and the markets in which the Company operates;
•Difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions (including the Park Holidays Acquisition), developments and expansions successfully;
•The Company's liquidity and refinancing demands;
•The Company's ability to obtain or refinance maturing debt and to complete the Proposed Loan Amendment;
•The Company's ability to maintain compliance with covenants contained in its debt facilities and its unsecured notes;

•Availability of capital;
•The Company’s ability to physically settle the Outstanding Forward Sale Agreements and receive the expected amount of proceeds;
•Changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, Australian dollar and British pound;
•The Company's ability to maintain rental rates and occupancy levels;
•The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•Increases in interest rates and operating costs, including insurance premiums and real property taxes;
•Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;
•General volatility of the capital markets and the market price of shares of the Company's capital stock;
•The Company's ability to maintain its status as a REIT;
•Changes in real estate and zoning laws and regulations;
•Legislative or regulatory changes, including changes to laws governing the taxation of REITs;
•Litigation, judgments or settlements;
•Competitive market forces;
•The ability of purchasers of manufactured homes and boats to obtain financing; and
•The level of repossessions by manufactured home and boat lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included in this press release, whether as a result of new information, future events, changes in its expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
Barclays	Anthony Powell	(212) 526-8768	anthony.powell@barclays.com
	Allison Gelman	(212) 526-3367	allison.gelman@barclays.com
Berenberg Capital Markets	Keegan Carl	(646) 949-9052	keegan.carl@berenberg-us.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
RBC Capital Markets	Brad Heffern	(512) 708-6311	brad.heffern@rbccm.com
Robert W. Baird & Co.	Wesley Golladay	(216) 737-7510	wgolladay@rwbaird.com
UBS	Michael Goldsmith	(212) 713-2951	michael.goldsmith@ubs.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500
4th Quarter 2021 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of December 31, 2021)

784
1,330
75
5,237
475
591
33,126
3,192
174
3,431
170
2,398 / 231
927 / 2,546
3,485
2,005 / 3,299
3,990 / 518
1,716
1,852 / 2,645
3,141
2,783
1,536
413
2,235
4,176
2925
1,027
324
927
8,934
3,940
3,539
315
2,405
3,435
228
5,308
172
582
545
384
1,123
2,382
2,624
1,874
155
587
167
729
1,414
2,833
10,768
2,124
334
46,733
5,233
1,612
Puerto Rico
Total Number of Sites /
Wet Slips and Dry Storage Spaces: 204,163
Headquarters
MH & RV Sites (159,008)
Marina Wet Slips & Dry Storage Spaces (45,155)

4th Quarter 2021 Supplemental Information     2          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Financial Information
Total revenues	$542,433	$684,294	$603,863	$442,015	$384,265
Net income	$14,786	$250,161	$120,849	$27,941	$9,818
Net income attributable to Sun Communities Inc. common stockholders	$12,830	$231,770	$110,770	$24,782	$7,586
Basic earnings per share*	$0.11	$2.00	$0.98	$0.23	$0.07
Diluted earnings per share*	$0.11	$2.00	$0.98	$0.23	$0.07

Cash distributions declared per common share*	$0.83	$0.83	$0.83	$0.83	$0.79

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4)	$152,302	$223,069	$198,017	$135,925	$110,849
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4) per share - fully diluted*	$1.28	$1.92	$1.70	$1.22	$1.03
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4)	$155,825	$244,535	$209,620	$141,036	$124,872
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4) per share - fully diluted*	$1.31	$2.11	$1.80	$1.26	$1.16
Recurring EBITDA(1)	$208,570	$314,499	$268,225	$190,830	$168,527

Balance Sheet
Total assets	$13,494,084	$12,583,296	$12,040,990	$11,454,209	$11,206,586
Total debt	$5,671,834	$4,689,437	$4,311,175	$4,417,935	$4,757,076
Total liabilities	$6,474,597	$5,488,469	$5,099,563	$5,101,512	$5,314,879

	Quarter Ended
	12/31/2021	9/30/2021		6/30/2021		3/31/2021		12/31/2020
Operating Information*
Properties	602	584		569		562		552

Manufactured home sites	98,621	98,301		97,448		96,876		96,688
Annual RV sites	30,540	29,640		28,807		28,441		27,564
Transient RV sites	29,847	27,922		27,032		26,295		25,043
Total sites	159,008	155,863		153,287		151,612		149,295
Marina wet slips and dry storage spaces	45,155	43,615	(a)	40,179	(a)	39,338	(a)	38,739	(a)

MH occupancy	96.6%	96.6%		96.7%		96.5%		96.6%
Annual RV occupancy	100.0%	100.0%		100.0%		100.0%		100.0%
Blended MH and annual RV occupancy	97.4%	97.4%		97.4%		97.3%		97.3%

New home sales volume	149	207		227		149		156
Pre-owned home sales volume	784	955		931		686		626
Total home sales volume	933	1,162		1,158		835		782
(a) Total wet slips and dry storage spaces are adjusted each quarter based on site configuration and usability.

	Quarter Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Revenue Producing Site Net Gains(5)
MH net leased sites	321	144	226	127	247
RV net leased sites	489	432	357	387	331
Total net leased sites	810	576	583	514	578
4th Quarter 2021 Supplemental Information     3          Sun Communities, Inc.

Consolidated Balance Sheets
(amounts in thousands)

	December 31, 2021	December 31, 2020
Assets
Land	$2,556,284	$2,119,364
Land improvements and buildings	9,958,320	8,480,597
Rental homes and improvements	591,733	637,603
Furniture, fixtures and equipment	656,367	447,039
Investment property	13,762,704	11,684,603
Accumulated depreciation	(2,337,247)	(1,968,812)
Investment property, net	11,425,457	9,715,791
Cash, cash equivalents and restricted cash	78,198	92,641
Marketable securities	186,898	124,726
Inventory of manufactured homes	51,055	46,643
Notes and other receivables, net	469,594	221,650
Goodwill	495,353	428,833
Other intangible assets, net	306,755	305,611
Other assets, net	480,774	270,691
Total Assets	$13,494,084	$11,206,586
Liabilities
Secured debt	$3,380,739	$3,489,983
Unsecured debt	2,291,095	1,267,093
Distributions payable	98,372	86,988
Advanced reservation deposits and rent	242,778	187,730
Accrued expenses and accounts payable	237,529	148,435
Other liabilities	224,084	134,650
Total Liabilities	6,474,597	5,314,879
Commitments and contingencies
Temporary equity	288,882	264,379
Stockholders' Equity
Common stock	1,160	1,076
Additional paid-in capital	8,175,676	7,087,658
Accumulated other comprehensive income	3,053	3,178
Distributions in excess of accumulated earnings	(1,555,994)	(1,566,636)
Total Sun Communities, Inc. stockholders' equity	6,623,895	5,525,276
Noncontrolling interests
Common and preferred OP units	86,766	85,968
Consolidated entities	19,944	16,084
Total noncontrolling interests	106,710	102,052
Total Stockholders' Equity	6,730,605	5,627,328
Total Liabilities, Temporary Equity and Stockholders' Equity	$13,494,084	$11,206,586
4th Quarter 2021 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Quarter to Date and Year to Date Comparison
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended				Year Ended
	December 31, 2021	December 31, 2020	Change	% Change	December 31, 2021	December 31, 2020	Change	% Change
Revenues
Real property (excluding transient)	$338,887	$264,198	$74,689	28.3%	$1,318,424	$957,689	$360,735	37.7%
Real property - transient	45,826	35,957	9,869	27.4%	281,432	172,430	109,002	63.2%
Home sales	65,006	48,920	16,086	32.9%	280,152	175,699	104,453	59.4%
Service, retail, dining and entertainment	80,135	28,518	51,617	181.0%	350,238	65,180	285,058	437.3%
Interest	4,192	2,510	1,682	67.0%	12,232	10,119	2,113	20.9%
Brokerage commissions and other, net	8,387	4,162	4,225	101.5%	30,127	17,230	12,897	74.9%
Total Revenues	542,433	384,265	158,168	41.2%	2,272,605	1,398,347	874,258	62.5%
Expenses
Property operating and maintenance	131,309	96,798	34,511	35.7%	522,918	336,211	186,707	55.5%
Real estate tax	24,454	20,265	4,189	20.7%	94,815	72,606	22,209	30.6%
Home costs and selling	48,850	41,086	7,764	18.9%	205,770	147,075	58,695	39.9%
Service, retail, dining and entertainment	74,646	26,457	48,189	182.1%	285,768	57,996	227,772	392.7%
General and administrative	54,604	30,906	23,698	76.7%	181,210	109,616	71,594	65.3%
Catastrophic event-related charges, net	(858)	831	(1,689)	(203.2)%	2,239	885	1,354	153.0%
Business combinations	331	23,008	(22,677)	(98.6)%	1,362	23,008	(21,646)	(94.1)%
Depreciation and amortization	144,677	117,423	27,254	23.2%	522,745	376,876	145,869	38.7%
Loss on extinguishment of debt	19	—	19	N/A	8,127	5,209	2,918	56.0%
Interest	42,405	35,013	7,392	21.1%	158,629	129,071	29,558	22.9%
Interest on mandatorily redeemable preferred OP units / equity	1,047	1,047	—	—%	4,171	4,177	(6)	(0.1)%
Total Expenses	521,484	392,834	128,650	32.7%	1,987,754	1,262,730	725,024	57.4%
Income / (loss) Before Other Items	20,949	(8,569)	29,518	344.5%	284,851	135,617	149,234	110.0%
Gain / (loss) on remeasurement of marketable securities	(9,770)	8,765	(18,535)	(211.5)%	33,457	6,129	27,328	445.9%
Gain / (loss) on foreign currency translation	3,364	10,162	(6,798)	(66.9)%	(3,743)	7,666	(11,409)	(148.8)%
Gain on dispositions of properties	—	—	—	N/A	108,104	5,595	102,509	N/M
Other expense, net(6)	(2,081)	(298)	(1,783)	N/M	(12,122)	(5,188)	(6,934)	133.7%
Gain / (loss) on remeasurement of notes receivable	124	(964)	1,088	112.9%	685	(3,275)	3,960	(120.9)%
Income from nonconsolidated affiliates	1,065	392	673	171.7%	3,992	1,740	2,252	129.4%
Loss on remeasurement of investment in nonconsolidated affiliates	(30)	(103)	73	(70.9)%	(160)	(1,608)	1,448	(90.0)%
Current tax benefit / (expense)	182	(328)	510	155.5%	(1,236)	(790)	(446)	56.5%
Deferred tax benefit / (expense)	983	761	222	29.2%	(91)	1,565	(1,656)	(105.8)%
Net Income	14,786	9,818	4,968	50.6%	413,737	147,451	266,286	180.6%
Less: Preferred return to preferred OP units / equity interests	3,095	2,136	959	44.9%	12,095	6,935	5,160	74.4%
Less: Income / (loss) attributable to noncontrolling interests	(1,139)	96	(1,235)	N/M	21,490	8,902	12,588	141.4%
Net Income Attributable to Sun Communities, Inc.	$12,830	$7,586	$5,244	69.1%	$380,152	$131,614	$248,538	188.8%

Weighted average common shares outstanding - basic	115,179	104,275	10,904	10.5%	112,582	97,521	15,061	15.4%
Weighted average common shares outstanding - diluted	115,700	104,744	10,956	10.5%	115,144	97,522	17,622	18.1%

Basic earnings per share	$0.11	$0.07	$0.04	57.1%	$3.36	$1.34	$2.02	150.7%
Diluted earnings per share	$0.11	$0.07	$0.04	57.1%	$3.36	$1.34	$2.02	150.7%
N/M = Percentage change is not meaningful.
4th Quarter 2021 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in thousands except for *)

Outstanding Securities - As of December 31, 2021

	Number of Units / Shares Outstanding	Conversion Rate*	If Converted(1)	Issuance Price Per Unit*	Annual Distribution Rate*
Non-convertible Securities
Common shares	115,976	N/A	N/A	N/A	$3.32^

Convertible Securities
Common OP units	2,538	1.0000	2,538	N/A	Mirrors common shares distributions

Series A-1 preferred OP units	275	2.4390	671	$100	6.00%
Series A-3 preferred OP units	40	1.8605	75	$100	4.50%
Series C preferred OP units	306	1.1100	340	$100	5.00%
Series D preferred OP units	489	0.8000	391	$100	4.00%
Series E preferred OP units	90	0.6897	62	$100	5.25%
Series F preferred OP units	90	0.6250	56	$100	3.00%
Series G preferred OP units	241	0.6452	155	$100	3.20%
Series H preferred OP units	581	0.6098	355	$100	3.00%
Series I preferred OP units	922	0.6098	562	$100	3.00%
Series J preferred OP units	240	0.6061	145	$100	2.85%
^ Annual distribution is based on the last quarterly distribution annualized.
(1)Calculation may yield minor differences due to fractional shares paid in cash to the stockholder at conversion.

Capitalization - As of December 31, 2021

Equity	Shares	Share Price*	Total
Common shares	115,976	$209.97	$24,351,481
Common OP units	2,538	$209.97	532,904
Subtotal	118,514		$24,884,385

Preferred OP units, as converted	2,812	$209.97	590,436
Total diluted shares outstanding	121,326		$25,474,821

Debt
Secured debt			$3,380,739
Unsecured debt			2,291,095
Total debt			$5,671,834

Total Capitalization			$31,146,655
4th Quarter 2021 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

4th Quarter 2021 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to FFO(1)
(amounts in thousands except for per share data)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$12,830	$7,586	$380,152	$131,614
Adjustments
Depreciation and amortization	144,489	117,354	521,856	376,897
Depreciation on nonconsolidated affiliates	32	38	123	66
(Gain) / loss on remeasurement of marketable securities	9,770	(8,765)	(33,457)	(6,129)
Loss on remeasurement of investment in nonconsolidated affiliates	30	103	160	1,608
(Gain) / loss on remeasurement of notes receivable	(124)	964	(685)	3,275
Income / (loss) attributable to noncontrolling interests	(1,330)	4	14,783	7,881
Preferred return to preferred OP units	845	494	1,888	2,231
Interest expense on Aspen preferred OP units	—	—	2,056	—
Gain on dispositions of properties	—	—	(108,104)	(5,595)
Gain on dispositions of assets, net	(14,240)	(6,929)	(60,485)	(22,180)
FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4)	$152,302	$110,849	$718,287	$489,668

Adjustments
Business combination expense and other acquisition related costs(7)	3,291	24,043	10,005	25,334
Loss on extinguishment of debt	19	—	8,127	5,209
Catastrophic event-related charges, net	(857)	831	2,239	885
Gain / (loss) on earnings - catastrophic event-related charges	(200)	—	200	—
(Gain) / loss on foreign currency translation	(3,364)	(10,162)	3,743	(7,666)
Other adjustments, net(8)	4,634	(689)	16,139	2,130
Core FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4)	$155,825	$124,872	$758,740	$515,560

Weighted average common shares outstanding - basic	115,179	104,275	112,582	97,521
Add
Common shares dilutive effect from forward equity sale	207	—	—	—
Common stock issuable upon conversion of stock options	—	1	—	1
Restricted stock	314	468	220	455
Common OP units	2,527	2,496	2,562	2,458
Common stock issuable upon conversion of certain preferred OP units	1,086	798	1,151	907
Weighted Average Common Shares Outstanding - Fully Diluted	119,313	108,038	116,515	101,342

FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4) Per Share - Fully Diluted	$1.28	$1.03	$6.16	$4.83

Core FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4) Per Share - Fully Diluted	$1.31	$1.16	$6.51	$5.09

4th Quarter 2021 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to NOI(1)
(amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$12,830	$7,586	$380,152	$131,614
Interest income	(4,192)	(2,510)	(12,232)	(10,119)
Brokerage commissions and other revenues, net	(8,387)	(4,162)	(30,127)	(17,230)
General and administrative expense	54,604	30,906	181,210	109,616
Catastrophic event-related charges, net	(858)	831	2,239	885
Business combination expense	331	23,008	1,362	23,008
Depreciation and amortization	144,677	117,423	522,745	376,876
Loss on extinguishment of debt	19	—	8,127	5,209
Interest expense	42,405	35,013	158,629	129,071
Interest on mandatorily redeemable preferred OP units / equity	1,047	1,047	4,171	4,177
(Gain) / loss on remeasurement of marketable securities	9,770	(8,765)	(33,457)	(6,129)
(Gain) / loss on foreign currency translation	(3,364)	(10,162)	3,743	(7,666)
Gain on disposition of property	—	—	(108,104)	(5,595)
Other expense, net(6)	2,081	298	12,122	5,188
(Gain) / loss on remeasurement of notes receivable	(124)	964	(685)	3,275
Income from nonconsolidated affiliates	(1,065)	(392)	(3,992)	(1,740)
Loss on remeasurement of investment in nonconsolidated affiliates	30	103	160	1,608
Current tax (benefit) / expense	(182)	328	1,236	790
Deferred tax (benefit) / expense	(983)	(761)	91	(1,565)
Preferred return to preferred OP units / equity interests	3,095	2,136	12,095	6,935
Less: Income / (loss) attributable to noncontrolling interests	(1,139)	96	21,490	8,902
NOI(1)	$250,595	$192,987	$1,120,975	$757,110

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Real Property NOI(1)	$228,950	$183,092	$982,123	$721,302
Home Sales NOI(1)	16,156	7,834	74,382	28,624
Service, retail, dining and entertainment NOI(1)	5,489	2,061	64,470	7,184
NOI(1)	$250,595	$192,987	$1,120,975	$757,110

4th Quarter 2021 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA(1)
(amounts in thousands)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$12,830	$7,586	$380,152	$131,614
Adjustments
Depreciation and amortization	144,677	117,423	522,745	376,876
Loss on extinguishment of debt	19	—	8,127	5,209
Interest expense	42,405	35,013	158,629	129,071
Interest on mandatorily redeemable preferred OP units / equity	1,047	1,047	4,171	4,177
Current tax (benefit) / expense	(182)	328	1,236	790
Deferred tax (benefit) / expense	(983)	(761)	91	(1,565)
Income from nonconsolidated affiliates	(1,065)	(392)	(3,992)	(1,740)
Less: Gain on dispositions of properties	—	—	(108,104)	(5,595)
Less: Gain on dispositions of assets, net	(14,240)	(6,929)	(60,485)	(22,180)
EBITDAre(1)	$184,508	$153,315	$902,570	$616,657
Adjustments
Catastrophic event-related charges, net	(858)	831	2,239	885
Business combination expense	331	23,008	1,362	23,008
(Gain) / loss on remeasurement of marketable securities	9,770	(8,765)	(33,457)	(6,129)
(Gain) / loss on foreign currency translation	(3,364)	(10,162)	3,743	(7,666)
Other expense, net(6)	2,081	298	12,122	5,188
(Gain) / loss on remeasurement of notes receivable	(124)	964	(685)	3,275
Loss on remeasurement of investment in nonconsolidated affiliates	30	103	160	1,608
Preferred return to preferred OP units / equity interests	3,095	2,136	12,095	6,935
Income / (loss) attributable to noncontrolling interests	(1,139)	96	21,490	8,902
Plus: Gain on dispositions of assets, net	14,240	6,929	60,485	22,180
Recurring EBITDA(1)	$208,570	$168,753	$982,124	$674,843

4th Quarter 2021 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

4th Quarter 2021 Supplemental Information     11          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Debt Outstanding
Secured debt	$3,380,739	$3,403,436	$3,457,734	$3,472,930	$3,489,983
Unsecured debt
Senior unsecured notes	1,186,350	591,252	591,688	—	—
Line of credit and other debt(9)	1,034,833	624,837	191,841	875,093	1,197,181
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249	35,249	35,249	35,249
Preferred OP units - mandatorily redeemable	34,663	34,663	34,663	34,663	34,663
Total unsecured debt	2,291,095	1,286,001	853,441	945,005	1,267,093
Total debt	$5,671,834	$4,689,437	$4,311,175	$4,417,935	$4,757,076

% Fixed / Floating
Fixed	81.8%	86.7%	94.7%	79.3%	74.0%
Floating	18.2%	13.3%	5.3%	20.7%	26.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Weighted Average Interest Rates
Secured debt	3.78%	3.78%	3.75%	3.75%	3.75%
Senior unsecured notes	2.55%	2.70%	2.70%	—%	—%
Line of credit and other debt(9)	0.98%	0.98%	0.93%	1.77%	2.11%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	6.00%
Preferred OP units - mandatorily redeemable	5.93%	5.93%	5.93%	5.93%	5.93%
Total average	3.04%	3.30%	3.52%	3.39%	3.37%

Debt Ratios
Net Debt / Recurring EBITDA(1) (TTM)	5.7	4.9	5.1	6.1	6.9
Net Debt / Enterprise Value	18.0%	17.1%	16.8%	19.7%	21.4%
Net Debt / Gross Assets	35.4%	31.2%	29.6%	31.8%	35.5%

Coverage Ratios
Recurring EBITDA(1) (TTM) / Interest	6.2	6.1	5.6	5.0	4.9
Recurring EBITDA(1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	6.0	6.0	5.5	4.8	4.8

Maturities / Principal Amortization Next Five Years	2022	2023	2024	2025	2026
Secured debt
Maturities	$70,678	$185,619	$315,330	$50,528	$521,582
Principal amortization	61,281	60,865	57,424	54,019	45,867
Line of credit and other debt(9)	10,000	10,000	10,000	1,004,833	—
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	33,428	1,821	—
Preferred OP units - mandatorily redeemable	—	—	27,373	—	—
Total	$141,959	$256,484	$443,555	$1,111,201	$567,449

Weighted average rate of maturities	4.48%	4.08%	4.47%	4.04%	3.75%

4th Quarter 2021 Supplemental Information     12          Sun Communities, Inc.

Same Community(2) Summary
(amounts in thousands)

	Three Months Ended
	Total Same Community				MH				RV
	December 31, 2021	December 31, 2020	Change	% Change	December 31, 2021	December 31, 2020	Change	% Change	December 31, 2021	December 31, 2020	Change	% Change
Financial Information
Revenue
Real property (excluding transient)	$222,383	$208,958	$13,425	6.4%	$174,863	$167,575	$7,288	4.3%	$47,520	$41,383	$6,137	14.8%
Real property - transient	30,822	26,800	4,022	15.0%	261	379	(118)	(31.1)%	30,561	26,421	4,140	15.7%
Other	7,934	4,938	2,996	60.7%	4,793	2,520	2,273	90.2%	3,141	2,418	723	29.9%
Total Operating	261,139	240,696	20,443	8.5%	179,917	170,474	9,443	5.5%	81,222	70,222	11,000	15.7%
Expense
Property Operating(10)(11)	83,982	77,247	6,735	8.7%	45,842	44,775	1,067	2.4%	38,140	32,472	5,668	17.5%
Real Property NOI(1)	$177,157	$163,449	$13,708	8.4%	$134,075	$125,699	$8,376	6.7%	$43,082	$37,750	$5,332	14.1%

	Year Ended
	Total Same Community				MH				RV
	December 31, 2021	December 31, 2020	Change	% Change	December 31, 2021	December 31, 2020	Change	% Change	December 31, 2021	December 31, 2020	Change	% Change
Financial Information
Revenue
Real property (excluding Transient)	$875,361	$824,669	$50,692	6.1%	$693,374	$663,564	$29,810	4.5%	$181,987	$161,105	$20,882	13.0%
Real property - transient	194,754	144,077	50,677	35.2%	1,460	1,722	(262)	(15.2)%	193,294	142,355	50,939	35.8%
Other	39,011	23,362	15,649	67.0%	19,265	10,298	8,967	87.1%	19,746	13,064	6,682	51.1%
Total Operating	1,109,126	992,108	117,018	11.8%	714,099	675,584	38,515	5.7%	395,027	316,524	78,503	24.8%
Expense
Property Operating(10)(11)	345,737	305,561	40,176	13.1%	182,771	169,072	13,699	8.1%	162,966	136,489	26,477	19.4%
Real Property NOI(1)	$763,389	$686,547	$76,842	11.2%	$531,328	$506,512	$24,816	4.9%	$232,061	$180,035	$52,026	28.9%

4th Quarter 2021 Supplemental Information     13          Sun Communities, Inc.

Same Community(2) Summary (continued)

	As of
	December 31, 2021	December 31, 2020	Change	% Change
Other Information
Number of properties	403	403	—

MH occupancy	97.6%
RV occupancy	100.0%
MH & RV blended occupancy(3)	98.2%

Adjusted MH occupancy(3)	98.6%
Adjusted RV occupancy(3)	100.0%
Adjusted MH & RV blended occupancy(3)	98.9%	97.5%	1.4%

Sites available for development	6,866	7,332	(466)

Monthly base rent per site - MH	$611	$591	$20	3.4%(13)
Monthly base rent per site - RV(12)	$537	$512	$25	4.8%(13)
Monthly base rent per site - Total(12)	$593	$573	$20	3.6%(13)
4th Quarter 2021 Supplemental Information     14          Sun Communities, Inc.

Marina Summary
(amounts in thousands except for statistical data)

	Three Months Ended	Year Ended
	December 31, 2021	December 31, 2021
Financial Information
Revenues
Real property (excluding transient)	$70,076	$250,984
Real property - transient	3,414	14,790
Other	2,919	14,053
Total Operating	76,409	279,827
Expenses
Property Operating(a)	31,895	117,711
Real Property NOI	44,514	162,116
Service, retail, dining and entertainment
Revenue	68,468	269,170
Expense	59,408	219,040
NOI	9,060	50,130

Marina NOI	$53,574	$212,246

Other Information		December 31, 2021
Number of properties(b)		125
Total wet slips and dry storage		45,155
(a) Marina results net $4.5 million for the quarter ended December 31, 2021, and $15.0 million for the year ended December 31, 2021 of certain utility revenue against the related utility expense in property operating and maintenance expense.
(b) Marina properties consisted of 19 properties acquired in 2021 and 106 properties acquired in 2020.
4th Quarter 2021 Supplemental Information     15          Sun Communities, Inc.

MH and RV Acquisitions and Other Summary(14)
(amounts in thousands except for statistical data)

	Three Months Ended	Year Ended
	December 31, 2021	December 31, 2021
Financial Information
Revenues
Real property (excluding transient)	$11,111	$40,359
Real property - transient	11,590	71,888
Other	1,845	9,202
Total Operating	24,546	121,449
Expenses
Property Operating(a)	17,267	64,832
Real Property NOI	$7,279	$56,617

Other Information		December 31, 2021
Number of properties		74
Occupied sites		8,126
Developed sites		9,278
Occupancy %		87.6%
Transient sites		11,307
(a) MH and RV Acquisitions and Other results net $1.3 million and $5.4 million of certain utility revenue against the related utility expense in property operating and maintenance expense for the quarter and year ended December 31, 2021.
4th Quarter 2021 Supplemental Information     16          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended				Year Ended
	December 31, 2021	December 31, 2020	Change	% Change	December 31, 2021	December 31, 2020	Change	% Change
Financial Information
New Homes
New home sales	$25,686	$21,192	$4,494	21.2%	$114,852	$79,728	$35,124	44.1%
New home cost of sales	21,304	17,922	3,382	18.9%	94,103	65,533	28,570	43.6%
Gross Profit – new homes	4,382	3,270	1,112	34.0%	20,749	14,195	6,554	46.2%
Gross margin % – new homes	17.1%	15.4%	1.7%		18.1%	17.8%	0.3%
Average selling price – new homes*	$172,389	$135,846	$36,543	26.9%	$156,902	$139,874	$17,028	12.2%

Pre-owned Homes
Pre-owned home sales	$39,320	$27,728	$11,592	41.8%	$165,300	$95,971	$69,329	72.2%
Pre-owned home cost of sales	22,655	18,512	4,143	22.4%	93,024	66,351	26,673	40.2%
Gross Profit – pre-owned homes	16,665	9,216	7,449	80.8%	72,276	29,620	42,656	144.0%
Gross margin % – pre-owned homes	42.4%	33.2%	9.2%		43.7%	30.9%	12.8%
Average selling price – pre-owned homes*	$50,153	$44,294	$5,859	13.2%	$49,255	$41,799	$7,456	17.8%

Total Home Sales
Revenue from home sales	$65,006	$48,920	$16,086	32.9%	$280,152	$175,699	$104,453	59.4%
Cost of home sales	43,959	36,434	7,525	20.7%	187,127	131,884	55,243	41.9%
Home selling expenses	4,891	4,652	239	5.1%	18,643	15,191	3,452	22.7%
Home Sales NOI(1)	$16,156	$7,834	$8,322	106.2%	$74,382	$28,624	$45,758	159.9%

Other Information
New home sales volume*	149	156	(7)	(4.5)%	732	570	162	28.4%
Pre-owned home sales volume*	784	626	158	25.2%	3,356	2,296	1,060	46.2%
Total home sales volume*	933	782	151	19.3%	4,088	2,866	1,222	42.6%

4th Quarter 2021 Supplemental Information     17          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended				Year Ended
	December 31, 2021	December 31, 2020	Change	% Change	December 31, 2021	December 31, 2020	Change	% Change
Financial Information
Revenues
Home rent	$15,991	$15,939	$52	0.3%	$66,442	$62,546	$3,896	6.2%
Site rent	16,320	19,124	(2,804)	(14.7)%	71,670	74,823	(3,153)	(4.2)%
Total	32,311	35,063	(2,752)	(7.8)%	138,112	137,369	743	0.5%

Expenses
Rental Program operating and maintenance	4,393	5,832	(1,439)	(24.7)%	19,725	20,408	(683)	(3.3)%
Rental Program NOI(1)	$27,918	$29,231	$(1,313)	(4.5)%	$118,387	$116,961	$1,426	1.2%

Other Information
Number of sold rental homes*	272	269	3	1.1%	1,071	850	221	26.0%
Number of occupied rentals, end of period*					9,870	11,752	(1,882)	(16.0)%
Investment in occupied rental homes, end of period					$556,342	$629,162	$(72,820)	(11.6)%
Weighted average monthly rental rate, end of period*					$1,110	$1,042	$68	6.5%

Rental Program NOI is included in Real Property NOI. Rental Program NOI is separately reviewed to assess the overall growth and performance of the Rental Program and its financial impact on the Company's operations.
4th Quarter 2021 Supplemental Information     18          Sun Communities, Inc.

MH and RV Property Summary(15)

	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
FLORIDA
Properties	132	131	129	128	128
MH & Annual RV Developed sites	40,783	40,500	40,171	40,011	39,803
Occupied MH & Annual RV	40,019	39,747	39,402	39,283	39,063
MH & Annual RV Occupancy %	98.1%	98.1%	98.1%	98.2%	98.1%
Transient RV sites	5,950	6,163	5,895	5,823	6,011
Sites for development	1,268	1,414	1,414	1,497	1,497
MICHIGAN
Properties	84	83	75	74	74
MH & Annual RV Developed sites	32,257	31,997	29,600	29,092	29,086
Occupied MH & Annual RV	31,061	30,782	28,671	28,145	28,109
MH & Annual RV Occupancy %	96.3%	96.2%	96.9%	96.7%	96.6%
Transient RV sites	869	554	509	541	546
Sites for development	1,422	1,481	1,182	1,182	1,182
CALIFORNIA
Properties	36	37	36	36	35
MH & Annual RV Developed sites	6,787	6,760	6,736	6,734	6,675
Occupied MH & Annual RV	6,672	6,642	6,613	6,609	6,602
MH & Annual RV Occupancy %	98.3%	98.3%	98.2%	98.1%	98.9%
Transient RV sites	2,147	2,410	2,416	2,418	2,231
Sites for development	534	534	127	127	373
TEXAS
Properties	30	26	25	24	24
MH & Annual RV Developed sites	8,192	8,004	7,947	7,928	7,766
Occupied MH & Annual RV	8,006	7,805	7,731	7,671	7,572
MH & Annual RV Occupancy %	97.7%	97.5%	97.3%	96.8%	97.5%
Transient RV sites	2,576	2,131	1,835	1,773	1,810
Sites for development	1,184	1,066	1,194	1,275	1,378
ONTARIO, CANADA
Properties	16	16	16	16	15
MH & Annual RV Developed sites	4,363	4,361	4,302	4,199	4,090
Occupied MH & Annual RV	4,363	4,361	4,302	4,199	4,090
MH & Annual RV Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%
Transient RV sites	874	807	870	964	966
Sites for development	1,429	1,525	1,525	1,525	1,525
CONNECTICUT
Properties	16	16	16	16	16
MH & Annual RV Developed sites	1,902	1,901	1,901	1,897	1,897
Occupied MH & Annual RV	1,765	1,760	1,757	1,746	1,739
MH & Annual RV Occupancy %	92.8%	92.6%	92.4%	92.0%	91.7%
Transient RV sites	103	104	104	108	108
Sites for development	—	—	—	—	—
MAINE
Properties	15	13	13	13	13
MH & Annual RV Developed sites	2,424	2,220	2,204	2,190	2,190
Occupied MH & Annual RV	2,339	2,136	2,127	2,119	2,121
MH & Annual RV Occupancy %	96.5%	96.2%	96.5%	96.8%	96.8%
Transient RV sites	1,007	776	792	805	805
Sites for development	180	30	30	30	30

4th Quarter 2021 Supplemental Information     19          Sun Communities, Inc.

MH and RV Property Summary(15)

	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
ARIZONA
Properties	12	12	14	14	14
MH & Annual RV Developed sites	4,123	4,071	4,401	4,391	4,323
Occupied MH & Annual RV	3,917	3,853	4,116	4,101	4,030
MH & Annual RV Occupancy %	95.0%	94.6%	93.5%	93.4%	93.2%
Transient RV sites	1,185	1,237	1,260	1,270	1,337
Sites for development	—	—	—	—	—
INDIANA
Properties	12	12	12	12	12
MH & Annual RV Developed sites	3,174	3,057	3,087	3,087	3,087
Occupied MH & Annual RV	3,047	2,963	2,970	2,961	2,950
MH & Annual RV Occupancy %	96.0%	96.9%	96.2%	95.9%	95.6%
Transient RV sites	1,002	1,089	1,089	1,089	1,089
Sites for development	177	204	277	277	277
NEW JERSEY
Properties	11	9	8	8	8
MH & Annual RV Developed sites	2,554	2,551	2,396	2,366	2,347
Occupied MH & Annual RV	2,554	2,551	2,396	2,366	2,347
MH & Annual RV Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%
Transient RV sites	1,436	899	762	794	813
Sites for development	262	262	262	262	262
COLORADO
Properties	10	10	10	10	10
MH & Annual RV Developed sites	2,552	2,552	2,453	2,453	2,453
Occupied MH & Annual RV	2,442	2,431	2,420	2,395	2,380
MH & Annual RV Occupancy %	95.7%	95.3%	98.7%	97.6%	97.0%
Transient RV sites	987	987	987	962	962
Sites for development	1,744	1,629	1,225	1,250	1,250
NEW HAMPSHIRE
Properties	10	10	10	10	10
MH & Annual RV Developed sites	1,748	1,777	1,777	1,776	1,777
Occupied MH & Annual RV	1,740	1,769	1,769	1,769	1,767
MH & Annual RV Occupancy %	99.5%	99.5%	99.5%	99.6%	99.4%
Transient RV sites	650	602	602	456	460
Sites for development	111	111	151	151	151
NEW YORK
Properties	10	10	10	10	9
MH & Annual RV Developed sites	1,482	1,457	1,457	1,452	1,419
Occupied MH & Annual RV	1,455	1,432	1,428	1,415	1,380
MH & Annual RV Occupancy %	98.2%	98.3%	98.0%	97.5%	97.3%
Transient RV sites	1,659	1,684	1,684	1,689	1,422
Sites for development	371	371	371	371	371
VIRGINIA
Properties	10	9	9	8	8
MH & Annual RV Developed sites	1,253	1,238	1,198	1,179	1,138
Occupied MH & Annual RV	1,251	1,237	1,194	1,177	1,134
MH & Annual RV Occupancy %	99.8%	99.9%	99.7%	99.8%	99.6%
Transient RV sites	2,182	1,956	1,996	1,365	737
Sites for development	367	162	162	162	162
4th Quarter 2021 Supplemental Information     20          Sun Communities, Inc.

MH and RV Property Summary(15)

	12/31/2021		9/30/2021	6/30/2021	3/31/2021	12/31/2020
OHIO
Properties	9		9	9	9	9
MH & Annual RV Developed sites	2,796		2,796	2,797	2,797	2,790
Occupied MH & Annual RV	2,759		2,753	2,770	2,760	2,755
MH & Annual RV Occupancy %	98.7%		98.5%	99.0%	98.7%	98.7%
Transient RV sites	129		129	128	128	135
Sites for development	22		22	22	22	22
OTHER STATES
Properties	64		61	63	64	61
MH & Annual RV Developed sites	12,771		12,699	13,828	13,765	13,411
Occupied MH & Annual RV	12,443		12,390	13,344	13,253	12,913
MH & Annual RV Occupancy %	97.4%		97.6%	96.5%	96.3%	96.3%
Transient RV sites	7,091		6,394	6,103	6,110	5,611
Sites for development	1,601		1,501	1,501	1,545	1,545

TOTAL - MH AND RV PORTFOLIO
Properties	477		464	455	452	446
MH & Annual RV Developed sites	129,161		127,941	126,255	125,317	124,252
Occupied MH & Annual RV	125,833		124,612	123,010	121,969	120,952
MH & Annual RV Occupancy %	97.4%	(16)	97.4%	97.4%	97.3%	97.3%
Transient RV sites	29,847		27,922	27,032	26,295	25,043
Sites for development(17)	10,672		10,312	9,443	9,676	10,025
% Communities age restricted	31.4%		32.3%	32.5%	32.7%	33.2%

4th Quarter 2021 Supplemental Information     21          Sun Communities, Inc.

Marina Property Summary(a)

	12/31/2021	09/30/2021	6/30/2021	3/31/2021	12/31/2020
FLORIDA
Properties	20	19	18	16	14
Total wet slips and dry storage spaces	5,233	4,825	4,528	4,274	3,985
RHODE ISLAND
Properties	12	12	11	11	11
Total wet slips and dry storage spaces	3,485	3,485	3,302	3,302	3,302
CONNECTICUT
Properties	11	11	11	11	11
Total wet slips and dry storage spaces	3,299	3,299	3,299	3,299	3,299
MASSACHUSETTS
Properties	9	9	9	9	7
Total wet slips and dry storage spaces	2,546	2,546	2,546	2,546	2,236
MARYLAND
Properties	9	8	8	8	8
Total wet slips and dry storage spaces	2,645	2,409	2,409	2,409	2,409
CALIFORNIA
Properties	9	8	7	5	5
Total wet slips and dry storage spaces	3,940	3,527	2,884	2,297	2,297
NEW YORK
Properties	8	8	8	8	8
Total wet slips and dry storage spaces	2,783	2,783	2,783	2,783	2,783
OTHER STATES
Properties	47	45	42	42	42
Total wet slips and dry storage spaces	21,224	20,741	18,428	18,428	18,428
TOTAL - MARINA PORTFOLIO
Properties	125	120	114	110	106
Total wet slips and dry storage spaces	45,155	43,615	40,179	39,338	38,739
(a) Total wet slips and dry storage spaces are adjusted each quarter based on site configuration and usability.
4th Quarter 2021 Supplemental Information     22          Sun Communities, Inc.

Acquisitions, Development and Capital Improvements
(amounts in thousands except for *)

	Year Ended
	December 31, 2021		December 31, 2020		December 31, 2019
Financial information	MH / RV	Marina	MH / RV	Marina	MH / RV
Acquisitions(18)(a)	$944,257	$852,947	$571,930	$2,533,741	$938,966
Expansion and Development(19)	191,740	9,861	248,146	—	281,808
Recurring Capital Expenditures(20)	45,306	19,325	31,398	2,074	30,382
Lot Modifications(21)	28,802	N/A	29,414	N/A	22,837
Growth Projects(22)	25,647	51,390	28,315	—	9,638
Rebranding(23)	6,142	N/A	N/A	N/A	N/A
Total	$1,241,894	$933,523	$909,203	$2,535,815	$1,283,631

Other Information
Recurring Capital Expenditures Average / Site*	$371	$491	$265	N/A	$345
(a)Acquisitions includes intangibles and goodwill included in purchase price.

4th Quarter 2021 Supplemental Information     23          Sun Communities, Inc.

Operating Statistics for MH and Annual RVs

Locations	Resident Move-outs	Net Leased Sites(5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	2,353	844	204	224	1,868
Michigan	412	223	51	1,798	268
Ontario, Canada	494	182	96	6	504
Texas	362	434	93	428	80
Arizona	123	188	44	41	223
Indiana	63	115	7	285	19
Ohio	65	4	1	136	18
California	135	52	27	12	146
Colorado	5	62	51	26	54
Connecticut	30	26	35	4	57
New York	90	51	11	10	14
New Hampshire	2	(27)	6	—	52
Maine	86	14	10	19	4
New Jersey	119	55	—	1	17
Virginia	233	117	—	28	2
Other states	704	143	96	338	202
Year Ended December 31, 2021	5,276	2,483	732	3,356	3,528

Total For Year Ended	Resident Move-outs	Net Leased Sites(5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2020	5,365	2,505	570	2,296	2,557
2019	4,139	2,674	571	2,868	2,231

Percentage Trends	Resident Move-outs	Resident Re-sales
2021	2.7%	8.4%
2020	3.3%	6.9%
2019	2.6%	6.6%

4th Quarter 2021 Supplemental Information     24          Sun Communities, Inc.

Footnotes and Definitions

(1)Investors in and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), and earnings before interest, tax, depreciation and amortization ("EBITDA") as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.
•FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles ("GAAP") depreciation and amortization of real estate assets.
•NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.
•EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business ("Core FFO"). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as "EBITDAre") is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs.
4th Quarter 2021 Supplemental Information     25          Sun Communities, Inc.

Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA").
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2)Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2021 average exchange rates.
(3)The Same Community MH and RV blended occupancy for 2021 is derived from 119,883 developed sites, of which 117,707 were occupied. The Same Community adjusted MH and RV blended occupancy percentage is derived from 119,002 developed sites, of which 117,707 were occupied. The number of developed sites excludes RV transient sites and nearly 900 recently completed but vacant MH expansion sites.
The Same Community adjusted MH and RV blended occupancy percentage for 2020 has been adjusted to reflect incremental period-over-period growth from newly rented expansion sites and the conversion of transient RV sites to annual RV sites.
(4)The effect of certain anti-dilutive convertible securities is excluded from these items.
(5)Revenue producing site net gains do not include occupied sites acquired during that year.
(6)Other income / (expenses), net was as follows (in thousands):

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Contingent consideration expense	$(1,692)	$(72)	$(11,031)	$(2,962)
Long term lease termination benefit / (expense)	44	—	44	(433)
Repair reserve on repossessed homes	(433)	(226)	(1,135)	(1,793)
Other expenses, net	$(2,081)	$(298)	$(12,122)	$(5,188)

(7)Other acquisition related costs represent the expenses incurred to bring recently acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy. These costs also include nonrecurring integration expenses associated with a new acquisition.
(8)Other adjustments, net was as follows (in thousands):

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Contingent consideration expense	$1,692	$72	$11,031	$2,962
Long term lease termination (benefit) / expense	(44)	—	(44)	433
Deferred tax (benefit) / expense	(983)	(761)	91	(1,565)
RV rebranding non-recurring cost	3,969	—	5,061	—
Deferred compensation amortization upon retirement	—	—	—	300
Other adjustments, net	$4,634	$(689)	$16,139	$2,130
(9)Line of credit and other debt includes borrowings under the Company's $2.0 billion credit facility, the debt under the Company's $12.0 million MH floor plan facility which was terminated in October 2021, and a $31.6 million unsecured term loan which had been secured prior to July 1, 2021.
(10)Same Community results net $16.7 million and $15.7 million of certain utility revenue against the related utility expense in property operating and maintenance expense for the three months ended December 31, 2021 and 2020, respectively. Same Community results net $69.0 million and $63.1 million of utility revenue against the related utility expense in property operating and maintenance expense for the years ended December 31, 2021 and 2020, respectively.
(11)Same Community supplies and repair expense excludes $0.9 million and $2.1 million for the three months and year ended December 31, 2020, respectively, of expenses incurred for recently acquired properties to bring the properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy.
4th Quarter 2021 Supplemental Information     26          Sun Communities, Inc.

(12)Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(13)Calculated using actual results without rounding.
(14)MH and RV Acquisitions and Other is comprised of recent acquisitions, recently opened ground-up development projects in stabilization and properties undergoing redevelopment.
(15)MH and annual RV developed sites, Occupied MH and annual RV, and MH and annual RV occupancy percentage includes MH and annual RV sites, and excludes transient RV sites, as applicable.
(16)As of December 31, 2021, total portfolio MH occupancy was 96.6 percent inclusive of the impact of nearly 1,200 recently constructed but vacant MH expansion sites, and annual RV occupancy was 100.0 percent.
(17)Total sites for development were comprised of approximately 72.5 percent for expansion, 22.4 percent for greenfield development and 5.1 percent for redevelopment.
(18)Capital expenditures related to acquisitions represent the purchase price of existing operating properties (including marinas) and land parcels to develop expansions or new properties. These costs for the year ended December 31, 2021 include $75.8 million at our MH and RV properties and $100.7 million at our marina properties. Expenditures consist of capital improvements identified during due diligence that are necessary to bring the communities, resorts and marinas to the Company's operating standards. For the years ended December 31, 2020 and 2019, these costs were $40.6 million and $50.7 million, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; lot modifications; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(19)Expansion and development expenditures consist primarily of construction costs such as roads, activities, and amenities, and costs necessary to complete home and RV site improvements, such as driveways, sidewalks and landscaping at our MH communities and RV resorts. Expenditures also include costs to rebuild after damage has been incurred at MH, RV or marina properties.
(20)Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the communities, resorts and marinas. Recurring capital expenditures at our MH and RV properties include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. Recurring capital expenditures at our marinas include items such as: dredging, dock repairs and improvements, and equipment maintenance and upgrades. The minimum capitalized amount is five hundred dollars.
(21)Lot modification capital expenditures are incurred to modify the foundational structures required to set a new home after a previous home has been removed. These expenditures are necessary to create a revenue stream from a new site renter and often improve the quality of the community. Other lot modification expenditures include land improvements added to annual RV sites to aid in the conversion of transient RV guests to annual contracts.
(22)Growth projects consist of revenue generating or expense reducing activities at MH communities, RV resorts and marinas. This includes, but is not limited to, utility efficiency and renewable energy projects, site, slip or amenity upgrades such as the addition of a garage, shed or boat lift, and other special capital projects that substantiate an incremental rental increase.
(23)Rebranding includes new signage at our RV resorts and costs of building an RV mobile application and updated website.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
4th Quarter 2021 Supplemental Information     27          Sun Communities, Inc.